Exhibit 99.1

SNOW LAKE RESOURCES LTD.

AUDIT COMMITTEE CHARTER

Amended and Restated – October 20, 2021

Purpose

The overall purpose of the Audit Committee (the “Committee”) of SNOW LAKE RESOURCES LTD. (the “Company”) represent and assist the Board of Directors (the “Board”) in its general oversight of the Company’s accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. Management is responsible for (a) the preparation, presentation and integrity of the Company’s financial statements; (b) accounting and financial reporting principles; and (c) the Company’s internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations. The Company’s independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. The Committee serves a Board level oversight role where it oversees the relationship with the independent auditor, as set forth in this Charter, receives information and provides advice, counsel and general direction, as it deems appropriate, to management and the auditors, taking into account the information it receives, discussions with the auditor, and the experience of the Committee’s members in business, financial and accounting matters.

Composition, Procedures and Organization

(1)	Membership and Structure. The Committee shall consist of at least three directors.

(2)	Qualifications. All Committee members shall meet all applicable independence requirements of the rules of the Nasdaq Stock Market and any successor thereto (“Nasdaq”) and of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act, and other applicable rules and regulations of the SEC. Additionally, after listing on Nasdaq, no member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three (3) years. All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.

(3)	Chairman. Unless the Chairman of the Committee (the “Chairman”) is elected by the full Board, the Committee members may designate a Chairman.

(4)	The Board, at its organizational meeting held in conjunction with each annual general meeting of the shareholders, shall appoint the members of the Committee for the ensuing year. The Board may at any time remove or replace any member of the Committee and may fill any vacancy in the Committee.

(5)	Resignation, Removal and Replacement. Any director may resign from the Committee at any time upon notice of such resignation to the Company. An independent director who ceases to be independent shall promptly resign to the extent required for the Company to comply with applicable laws, rules and regulations. The Board shall have the power at any time to remove a member of the Committee with or without cause, to fill all vacancies, and to designate alternate members, upon the recommendation of the Committee, to replace any absent or disqualified members.

(6)	Financial Expert. As a matter of best practices, the Committee will endeavor to have at least one of its members with the requisite qualifications to be designated by the Board as an “audit committee financial expert,” as such term is defined by Item 407(d)(5) of Regulation S-K. The Committee shall report to the Board for further action as appropriate, including, but not limited to, a determination by the Board that the Committee membership includes or does not include one or more “audit committee financial experts” and any related disclosure to be made concerning this matter. The designation of a member of the Committee as an “audit committee financial expert” will not increase the duties, obligations or liability of the designee as compared to the duties, obligations and liability imposed on the designee as a member of the Committee and of the Board.

(7)	The quorum for meetings shall be a majority of the members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other.

(8)	The Committee shall have access to such officers and employees of the Company and to the Company’s external auditors, and to such information respecting the Company, as it considers to be necessary or advisable in order to perform its duties and responsibilities.

(9)	Meetings of the Committee shall be conducted as follows:

A.	meetings of the Committee shall be held in person or telephonically as frequently as the Committee Chairman, considers appropriate but it shall normally meet at least twice a year. Normally not less than 72 hours’ notice of a meeting should be allowed to enable the Committee to undertake as full a discussion as may be required and a sufficient interval should be allowed between Committee meetings and Board meetings to allow for the Committee to undertake such work as is necessary in preparation for each Committee meeting. Further meetings may be called by the Committee Chairman or any member of the Committee t, the external auditors and executives to keep in touch on a continuing basis with the key people involved in the Company’s governance. The Audit Committee may take action by unanimous written consent in lieu of meeting.

B.	the external auditors shall receive notice of and have the right to attend all meetings of the Committee;

C.	the Committee shall regularly invite the CFO, managers responsible for finance and the external audit partners to attend meetings and to make proposals as necessary;

D.	management representatives may be invited to attend all meetings except private sessions with the external auditors;

E.	the Committee will cause adequate minutes of all its proceedings to be kept, and will report on its actions and activities at the next regular meeting of the Board of the Company. The Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent; and

F.	the minutes of all meetings of the Committee, or summaries thereof, shall be circulated promptly to all members of the Committee and to the Chairman for review and approval and shall thereafter be circulated to the remaining members of the Board.

(10)	The internal auditors and the external auditors shall have a direct line of communication to the Committee through its chair and may bypass management if deemed necessary. The Committee, through its chair, may contact directly any employee in the Company as it deems necessary, and any employee may bring before the Committee any matter involving questionable, illegal or improper financial practices or transactions.

(11)	Any member of the Committee may be removed or replaced at any time by the Board and shall cease to be a member of the Committee on ceasing to be a director. The Board may fill vacancies on the Committee by election from among its number. If and whenever a vacancy shall exist on the Committee, the remaining members may exercise all its powers so long as a quorum remains in office. Subject to the above, each member of the Committee shall hold office as such until the next Annual General Meeting of the Shareholders after his/her election.

(12)	The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board of the Company.

(13)	The Committee is authorized to adopt its own rules of procedure not inconsistent with any provision of this Charter, the Articles of Incorporation, as amended by the Articles of Amendment of the Company, or any applicable law.

(14)	The members of the Committee shall be entitled to receive such remuneration for acting as members of the Committee as the Board may from time to time determine.

Roles and Responsibilities

(1)	The overall duties and responsibilities of the Committee shall be as follows:

(A)	to assist the Board in the discharge of its responsibilities relating to the Company’s accounting principles, reporting practices and internal controls and its approval of the Company’s annual and quarterly consolidated financial statements and related financial disclosure;

(B)	to establish and maintain a direct line of communication with the Company’s internal and external auditors and assess their performance;

(C)	to ensure that the management of the Company has designed, implemented and is maintaining an effective system of internal financial controls; and

(D)	to report regularly to the Board on the fulfilment of its duties and responsibilities.

(2)	The duties and responsibilities of the Committee as they relate to the external auditors shall be as follows:

(A)	to recommend to the Board a firm of external auditors to be engaged by the Company, and to verify the independence of such external auditors;

(B)	to review and approve the fee, scope and timing of the audit and other related services rendered by the external auditors;

(C)	review the audit plan of the external auditors prior to the commencement of the audit;

(D)	approve in advance, provision by the external auditors of services other than auditing;

(E)	to review with the external auditors, upon completion of their audit:

(i)	contents of their report;

(ii)	scope and quality of the audit work performed;

(iii)	adequacy of the Company’s financial and auditing personnel;

(iv)	co-operation received from the Company’s personnel during the audit;

(v)	internal resources used;

(vi)	significant transactions outside of the normal business of the Company;

(vii)	significant proposed adjustments and recommendations for improving internal accounting controls, accounting principles or management systems; and

(viii)	the non-audit services provided by the external auditors;

(F)	to discuss with the external auditors the quality and not just the acceptability of the Company’s accounting principles;

(G)	review and discuss with the independent auditor the written statement from the independent auditor concerning any relationship between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor, and, based on such review, assess the independence of the auditor;

(H)	to implement structures and procedures to ensure that the Committee meets the external auditors on a regular basis in the absence of management; and

(I)	review any significant disagreements between management and the external auditor regarding financial reporting.

(3)	The duties and responsibilities of the Committee as they relate to the Company’s internal auditors are to:

(A)	periodically review the internal audit function with respect to the organization, staffing and effectiveness of the internal audit department;

(B)	review and approve the internal audit plan; and

(C)	review significant internal audit findings and recommendations, and management’s response thereto.

(4)	The duties and responsibilities of the Committee as they relate to the internal control procedures of the Company are to:

(A)	review the appropriateness and effectiveness of the Company’s policies and business practices which impact on the financial integrity of the Company, including those relating to internal auditing, insurance, accounting, information services and systems and financial controls, management reporting and risk management;

(B)	obtain and review annually a report by the independent auditor describing the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

(C)	review any unresolved issues between management and the external auditors that could affect the financial reporting or internal controls of the Company; and

(D)	periodically review the Company’s financial and auditing procedures and the extent to which recommendations made by the internal audit staff or by the external auditors have been implemented.

(5)	The Committee is also charged with the responsibility to:

(A)	review and approve related-party transactions (as defined in Item 404 of Regulation S-K);

(B)	review the Company’s quarterly statements of earnings, including the impact of unusual items and changes in accounting principles and estimates and report to the Board with respect thereto;

(C)	review and approve the financial sections of:

(i)	the annual report to Shareholders;

(ii)	the annual information form, if required;

(iii)	annual and interim MD&A;

(iv)	prospectuses;

(v)	news releases discussing financial results of the Company; and

(vi)	other public reports of a financial nature requiring approval by the Board, and report to the Board with respect thereto;

(D)	review regulatory filings and decisions as they relate to the Company’s consolidated financial statements;

(E)	review the appropriateness of the policies and procedures used in the preparation of the Company’s consolidated financial statements and other required disclosure documents, and consider recommendations for any material change to such policies;

(F)	review and report on the integrity of the Company’s consolidated financial statements;

(G)	establish procedures for:

(i)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

(ii)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(H)	review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Company;

(I)	review and recommend updates to the charter and receive approval of changes from the Board;

(J)	review the minutes of any audit committee meeting of subsidiary companies;

(K)	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

(L)	review with management, the external auditors and, if necessary, with legal counsel, any litigation, claim or other contingency, including tax assessments that could have a material effect upon the financial position or operating results of the Company and the manner in which such matters have been disclosed in the consolidated financial statements;

(M)	establish policies for the hiring of employees and former employees of the independent auditor;

(N)	prepare any report of the Audit Committee, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission or any exchange on which the Company’s securities are listed to be included in any annual report or for any annual or other meeting of shareholders;

(O)	periodically review with the Company’s in-house and independent counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and any material reports or inquiries received from regulators or governmental agencies;

(P)	review and approve the Company’s Code of Ethics, as it may be amended and updated from time to time, and ensure that management has implemented a compliance program to enforce such Code (which shall include reporting of violations of such Code to the Audit Committee;

(Q)	review reported violations of the Company’s Code of Ethics;

(R)	review and approve (a) any change or waiver in the Company’s Code of Ethics for principal executives and senior financial officers and (b) any disclosures made on the Company’s filings with the Securities and Exchange Commission regarding such change or waiver;

(S)	engage in an annual self-assessment with the goal of continuing improvement, and annually review and reassess the adequacy of this Charter, and recommend any changes to the full Board of Directors;

(T)	review the use of auditors other than the independent auditor in cases such as management’s request for second opinions;

(U)	review the Company’s compliance with regulatory and statutory requirements as they relate to financial statements, tax matters and disclosure of financial information; and

(V)	perform other functions as requested by the full Board.

(6)	The Committee shall have the authority:

(A)	to engage independent counsel and other advisors as it determines necessary to carry out its duties, The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee shall have sole authority to approve related fees and retention terms. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications;

(B)	to set and pay the compensation for any advisors employed by the Committee; and

(C)	to communicate directly with the internal and external auditors.

Adopted, as amended and restated, by the Board of Directors on October 20, 2021